Exhibit 99.1

News Release

STREAMLINE HEALTH® announces signing of definitive agreement to sell enterprise content management (ecm) business to hyland

Streamline Health to Use Proceeds to Accelerate eValuator™ Sales and Product Development

ATLANTA – Dec. 18, 2019 – Streamline Health Solutions, Inc. (NASDAQ: STRM), provider of integrated solutions, technology-enabled services and analytics supporting revenue cycle optimization for healthcare enterprises, today announced it signed a definitive agreement to sell its legacy Enterprise Content Management (ECM) business to Hyland of Westlake, Ohio.

Streamline Health plans to use the proceeds of the sale to pay off its term loan with Bridge Bank and to fund the continuing development and incremental investment in sales and marketing in support of its eValuator™ cloud-based pre- or post-bill coding analysis platform.

The closing of the transaction is subject to customary closing conditions, including the approval of the transaction by Streamline Health’s stockholders, and the company expects the transaction to close on or around the end of its 2019 fiscal year, which is January 31, 2020.

Streamline Health, through its eValuator technology, is leading an industry movement to improve healthcare providers’ financial performance by moving mid-to-late revenue cycle interventions upstream, optimizing coding accuracy for every patient encounter prior to bill submission. By improving coding accuracy before billing, providers can reduce lost revenue, mitigate overbilling risk, and reduce denials and days in accounts receivable. This enables providers to turn unpredictable revenue cycles into dynamic revenue streams. In addition, providers can leverage eValuator’s capabilities to improve the efficiency of post-bill audits by focusing only on those records with the greatest financial impact or propensity to be less than 100 percent accurate.

Hyland Healthcare provides connected healthcare solutions that harness unstructured content at all corners of the enterprise and link it to core clinical and business applications such as electronic medical records (EMR) and enterprise resource planning (ERP) systems. Hyland Healthcare offers a full suite of content services and enterprise imaging tools, bringing documents, medical images and other clinically rich data to the right healthcare stakeholders at the right time, when and where they need it .

Hyland Healthcare’s comprehensive view of patient information accelerates business processes, streamlines clinical workflows and improves clinical decision making. By providing complete patient information, clinicians can focus on patient care rather than searching across disparate digital – or even paper – archives, ultimately creating an improved experience for both patients and providers.

“We firmly believe the future market opportunity for software and services designed to help healthcare providers deal with the challenges they face in the middle of their revenue cycle is greater than the replacement market for our legacy solutions,” stated Tee Green, President and Chief Executive Officer, Streamline Health. “Velocity comes through laser focus on primary objectives and upon closing of this transaction, the net proceeds will enable Streamline Health to retire all existing bank debt and become a fast-growing entrepreneurial company with approximately $9 to $10 million on our balance sheet to amplify support of our eValuator solution.

“We appreciate the partnership that we have enjoyed with our many long-time ECM clients and know they will benefit from the breadth of content services capabilities available to them with Hyland Healthcare.”

“Adding Streamline Health’s ECM business to the Hyland Healthcare portfolio will further our mission of helping healthcare organizations improve the lives of patients and enhance the experiences of healthcare consumers around the world,” said Bill Priemer, President and Chief Executive Officer of Hyland. “Over the past 28 years, Hyland Healthcare has grown significantly by pursuing our vision to be the world’s leading content services provider, known not just for our innovative technology, but for our customer focus and workplace culture as well. We firmly believe that bringing Streamline Health’s ECM business into the fold will make for the best possible outcomes for our customers and the people they serve.”

Houlihan Lokey acted as financial advisor and Troutman Sanders acted as legal advisor to Streamline Health in connection with the transaction.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a healthcare industry leader in capturing, aggregating, and translating enterprise data into knowledge – producing actionable insights that support revenue cycle optimization for healthcare enterprises. We deliver integrated solutions, technology-enabled services and analytics that empower providers to drive revenue integrity in a value-based world. We share a common calling and commitment to advance the quality of life and the quality of healthcare – for society, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Company Contact:

Randy Salisbury

SVP, Chief Marketing Officer

(404) 229-4242

randy.salisbury@streamlinehealth.net

About Hyland Healthcare

Hyland Healthcare provides connected healthcare solutions that harness unstructured content at all corners of the enterprise and link it to core clinical and business applications such as electronic medical records (EMR) and enterprise resource planning (ERP) systems. Hyland Healthcare is the only technology partner that offers a full suite of content services and enterprise imaging tools, bringing documents, medical images and other clinically rich data to the healthcare stakeholders that need it most. This comprehensive view of patient information accelerates business processes, streamlines clinical workflows and improves clinical decision making. For more information, visit www.HylandHealthcare.com.

Company Contact:

McKinzey Saig

Public Relations Specialist

(440) 788-5082McKinzey.Saig@hyland.com

Additional Information and Where to Find It

In connection with the proposed transaction, Streamline Health Solutions, Inc. (“Streamline Health”) intends to file with the United States Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the proxy statement or any other document that Streamline Health may file with the SEC or send to its stockholders in connection with the proposed transaction. Before making any voting decision, streamline health stockholders are urged to read the proxy statement (including any amendments or supplements thereto) carefully and in its entirety, as well as any other relevant documents filed with the sec in connection with the proposed transaction or incorporated by reference therein, when they become available because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and security holders will be able to obtain a copy of the proxy statement and other documents filed by Streamline Health with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov, and Streamline Health’s website, http://investor.streamlinehealth.net.

Certain Information Regarding Participants

Streamline Health and its directors and executive officers and employees may be deemed to be participants in the solicitation of proxies from the holders of Streamline Health common stock in respect of the proposed transaction. Information about the directors and executive officers of Streamline Health is set forth in Streamline Health’s Annual Report on Form 10-K for the year ended January 31, 2019, filed with the SEC on April 22, 2019 and the proxy statement for its 2019 annual meeting of stockholders, filed with the SEC on April 22, 2019. Additional information regarding potential participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant documents to be filed by Streamline Health with the SEC in respect of the proposed transaction when they become available.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the proposed transaction with Hyland Healthcare. These statements are subject to various risks and uncertainties, many of which are outside of our control, including, among others, the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Streamline Health’s business and the price of Streamline Health’s common stock; risks related to the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement entered into with Hyland Healthcare; the failure to obtain the requisite stockholder approval of the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction; the effect of the announcement or pendency of the proposed transaction on the ability of Streamline Health to retain and hire key personnel and maintain relationships with its customers, suppliers, partners and others with whom it does business, or on its operating results and business generally; risks associated with the diversion of management’s attention from ongoing business operations due to the proposed transaction; legal proceedings related to the proposed transaction; and costs, charges or expenses resulting from the proposed transaction. Additional factors that could cause actual results to differ materially from forward-looking statements include Streamline Health’s ability to maintain compliance with the terms of its credit facility, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendor and channel partners that resell Streamline Health’s solutions, the ability of Streamline Health to control costs, the effects of cost-containment measures implemented by Streamline Health, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which Streamline Health operates and nationally, and other risks detailed from time to time in Streamline Health’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Streamline Health undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.